CERTIFICATION FILED AS EXHIBIT 19(B) TO FORM N-CSR

Name of Issuer:	AMG FUNDS IV: AMG GW&K SMALL/MID CAP GROWTH FUND, AMG GW&K SMALL CAP GROWTH FUND, AMG RIVER ROAD DIVIDEND ALL CAP VALUE FUND, AMG RIVER ROAD FOCUSED ABSOLUTE VALUE FUND, AMG RIVER ROAD MID CAP VALUE FUND, AMG RIVER ROAD SMALL-MID CAP VALUE FUND, AND AMG RIVER ROAD SMALL CAP VALUE FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to her knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: July 1, 2026	/s/ Keitha L. Kinne
Keitha L. Kinne
Principal Executive Officer

CERTIFICATION FILED AS EXHIBIT 19(B) TO FORM N-CSR

Name of Issuer:	AMG FUNDS IV: AMG GW&K SMALL/MID CAP GROWTH FUND, AMG GW&K SMALL CAP GROWTH FUND, AMG RIVER ROAD DIVIDEND ALL CAP VALUE FUND, AMG RIVER ROAD FOCUSED ABSOLUTE VALUE FUND, AMG RIVER ROAD MID CAP VALUE FUND, AMG RIVER ROAD SMALL-MID CAP VALUE FUND, AND AMG RIVER ROAD SMALL CAP VALUE FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

3.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

4.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: July 1, 2026	/s/ Thomas Disbrow
Thomas Disbrow
Principal Financial Officer